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                   [LETTERHEAD OF WILLKIE FARR & GALLAGHER]


March 25, 1997



Ryder TRS, Inc.
8669 NW 36th Street
Miami, Florida  33166

Re: Ryder TRS, Inc.'s Registration Statement on Form S-4 (File No. 333-20397)
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Ladies and Gentlemen:

Ryder TRS, Inc., a Delaware corporation (the "Company"), has requested our opinion in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offer to exchange $1,000 principal amount of 10% Senior Subordinated Notes due 2006 (the "Exchange Notes") for each $1,000 principal amount of outstanding 10% Senior Subordinated Notes due 2006 (the "Senior Subordinated Notes"). The Senior Subordinated Notes were, and the Exchange Notes are to be, issued under the Indenture, dated as of November 25, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee. The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement.

We have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.
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March 25, 1997
Page 2


Based upon the foregoing, we are of the opinion that:

     1. The Company is duly formed and validly existing under the laws of the State of Delaware.

     2. The execution and delivery of the Indenture has been duly authorized by the Company, and the Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     3. The Exchange Notes will, upon the issuance and authentication of the Exchange Notes and exchange thereof for the Senior Subordinated Notes in the manner referred to in the Registration Statement and the Indenture, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other jurisdiction.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the
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legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

Very truly yours,

/s/